DELEGATION AGREEMENT
                         AS SUPPLEMENT TO THE
                          CUSTODIAN AGREEMENT


         AGREEMENT, dated as of May 12, 1998 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust Company (the "Delegate"), and TIFF Investment Program, Inc., a Maryland Corporation (the "Fund").

         WHEREAS, the Fund and the Delegate entered into a Custodian Agreement dated as of April 1, 1995, (as amended an in effect from time to time, the "Custodian Agreement"); and

         WHEREAS, the Fund and the custodian desire to supplement certain provisions of the Custodian Agreement to reflect revisions to Rule 17f-5 promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume, certain responsibilities described herein concerning Assets held outside of the United States.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.       Definitions

         Capitalized terms in this Agreement have the following meanings:

         a.       Assets

                  Assets means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         b.       Authorized Representative

                  Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party, to send notices to the other party, to add or delete jurisdictions pursuant to Article 3, and to otherwise bind the respective parties with respect to the subject matter of this Agreement.

         c.       Board

                  Board means the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of the Fund.

         d.       Compulsory Securities Depository

                  Compulsory Securities Depository means a Securities Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

         e.       Country Risk

                  Country Risk means all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Assets held in custody.

         f.       Eligible Foreign Custodian

                  Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1).

         g.       Foreign Custody Manager

                  Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(2).

         h.       Monitor

                  Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision or determination previously made.

         i.       Permissible Foreign Custodian

                  Permissible Foreign Custodian means any person with whom Assets may be placed and maintained outside the United States under (i) the 1940 Act or (ii) an order of the U.S. Securities and Exchange Commission without regard to Rule 17f-5.

         j.       Securities Depository

                  Securities Depository has the meaning set forth in Rule 17f-5(a)(6).

2.       Representations

         a.       Delegate's Representations

                  Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

         b.       Fund's Representations

                  Fund represents that the Board has determined that it is reasonable to rely on the Delegate to perform the responsibilities delegated by this Agreement. The Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.       Jurisdictions Covered

         a.       Initial Jurisdictions

                  The authority delegated by this Agreement applies only with respect to Assets held in the jurisdictions listed in Appendix A.

         b.       Added Jurisdictions

                  Jurisdictions may be added to Appendix A by written agreement in the form of Appendix B. The Delegate's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that the Delegate's Authorized Representative and the Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction, or (ii) the time that the Delegate's Authorized Representative receives a copy of such fully executed Appendix B.

         c.       Withdrawn Jurisdictions

                  The Board may withdraw its delegation with respect to any jurisdiction upon written notice to the Delegate. The Delegate may withdraw its acceptance of delegated authority with respect to any jurisdiction upon written notice to the Board. Ten days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, the Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions to which authority is withdrawn.

4.       Delegation of Authority to Act as Foreign Custody Manager

         a.       Selection of Eligible Foreign Custodians

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), the Delegate is authorized and directed to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians selected by the Delegate in each jurisdiction to which this Agreement applies.

         b.       Contracts With Eligible Foreign Custodians

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), the Delegate is authorized to enter into, on behalf of the Fund, such written contracts governing the Fund's foreign custody arrangements with such Eligible Foreign Custodians as the Delegate deems appropriate.

5.       Delegation of Authority to Place Assets with Permissible
Foreign Custodians

                  Subject to the requirements of the 1940 Act (and any other applicable law or order), the Delegate is authorized to place and maintain Assets in the care of any Permissible Foreign Custodian or Custodians in each jurisdiction to which this Agreement applies and to enter into, on behalf of the fund, such written contracts governing the fund's foreign custody arrangements with such Permissible Foreign Custodians as the Delegate deems appropriate. Articles 6, 7b, 7c, 7d, and 8 of this Agreement shall not apply to the delegate's exercise of authority under this Article 5. The Delegate's exercise of authority under this Article 5 shall be governed by the terms of the Custodian Agreement.

6.       Monitoring of Eligible Foreign Custodians and Contracts

         In each case in which the Delegate has exercised the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, the Delegate is authorized to, and shall, on behalf of the Fund, establish a system to Monitor the appropriateness of maintaining Assets with such Eligible Foreign Custodian. In each case in which the Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing the Fund's foreign custody arrangements, the Delegate is authorized to, and shall, on behalf of the Fund, establish a system to Monitor the appropriateness of such contract.

7.       Guidelines and Procedures for the Exercise of Delegated
Authority

         a.       Board's Conclusive Determination Regarding Country
Risk

                  In exercising its delegated authority under this Agreement, the Delegate may assume, for all purposes, that the Board (or the Fund's investment advisor, pursuant to authority delegated by the Board) has considered, and pursuant to its fiduciary duties to the Fund and the Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, the Delegate may also assume that the Board (or the Fund's investment advisor, pursuant to authority delegated by the Board) has, and will continue to, Monitor such Country Risk to the extent the Board deems necessary or appropriate.

                  Nothing in this Agreement shall require the Delegate to make any selection or to engage in any Monitoring on behalf of the Fund that would entail consideration of Country Risk.

         b.       Selection of Eligible Foreign Custodians

                  In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, the Delegate shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

                  i.       The Eligible Foreign Custodian's
                           practices, procedures, and internal
                           controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

                  ii. Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for Assets;

                  iii. The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants;

                  iv. Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

                  v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement; and

                  vi. In the case of an Eligible Foreign Custodian that is a Securities Depository, any additional factors and criteria set forth in Appendix D to this Agreement.

         c.       Evaluation of Written Contracts

                  In exercising the authority delegated under this Agreement to enter into written contracts governing the Fund's foreign custody arrangements with an Eligible Foreign Custodian, the Delegate shall determine that such contracts (or, in the case of a Securities Depository, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, the Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

         d.       Monitoring

                  In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing the Fund's foreign custody arrangements, the Delegate shall consider any factors and criteria set forth in Appendix E to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Assets to move such Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Assets.

8.       Standard of Care

         In exercising the authority delegated under this Agreement, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the Investment Company Act of 1940 would exercise.

9.       Reporting Requirements

         Delegate agrees to provide written reports notifying the Board of the placement of Assets with a particular Eligible Foreign Custodian and of any material change in the Fund's foreign custody arrangements. Such reports shall be provided to the Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

10.      Provision of Information Regarding Country Risk

         With respect to the jurisdictions listed in Appendix A, or added thereto pursuant to Article 3, the Delegate agrees to provide annually to the Board, such information relating to Country Risk, if available, as is specified in Appendix F to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Custodian deems necessary.

11.      Limitation of Liability.

         a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                  i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to genuine;

                  ii.      Any information which the Delegate
                           provides or does not provide under Section
                           10 hereof;

                  iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

         b. Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.      Arbitration of Disputes

         To the extent permitted by law, all disputes or claims arising under this Agreement shall be resolved through arbitration. Arbitration under this Article shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association and shall take place in the City of Boston, Massachusetts. This Article shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act.

13.      Effectiveness and Termination of Agreement

         This Agreement shall be effective as of the later of the date of execution on behalf of the Board or the Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

14.      Authorized Representatives and Notices

         The respective Authorized Representatives of the Fund and the Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix G. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

15.      Governing Law

         This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principals of choice of law.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their Authorized Representatives as of the date first written above.


         Investors Bank & Trust Company


         By:  ___________________________________

         Name:

         Title:


         TIFF Investment Program, Inc.


         By: ____________________________________

         Name:

         Title:




List of Appendices

         A -- Jurisdictions Covered

         B -- Additional Jurisdictions Covered

         C -- Additional Factors and Criteria To Be Applied in the Selection of
              Eligible Foreign Custodians That
              Are Banking Institutions or Trust Companies

         D -- Additional Factors and Criteria To Be Applied in the Selection of
              Eligible Foreign Custodians that
              are Securities Depositories

         E -- Factors and Criteria To Be Applied in Establishing Systems For the
              Monitoring of Foreign Custody Arrangements and Contracts

         F -- Information Regarding Country Risk

         G -- Authorized Representatives



                                 APPENDIX A

                                               Jurisdictions Covered

   Argentina           Estonia            Latvia                Romania
   Austria             Euroclear          Lebanon               Russia
   Australia           Finland            Lithuania             Singapore
   Bangladesh          France             Luxembourg            Slovak Republic
   Belgium             Germany            Malaysia              Slovenia
   Bahrain             Ghana              Mauritius             South Africa
   Botswana            Greece             Mexico                Spain
   Brazil              Hong Kong          Morocco               Sri Lanka
   Canada              Hungary            Namibia               Swaziland
   Chile               Iceland            Netherlands           Sweden
   China               India              New Zealand           Switzerland
   Colombia            Indonesia          Norway                Taiwan
   Croatia             Ireland            Oman                  Thailand
   Cyprus              Israel             Pakistan              Turkey
   Czech Republic      Italy              Papau New Guinea      United Kingdom
   Denmark             Japan              Peru                  Uruguay
   Ecuador             Jordan             Philippines           Venezuela
   Egypt               Kenya              Poland                Zambia
                       Korea              Portugal              Zimbabwe




                              APPENDIX B

                   Additional Jurisdictions Covered



         Pursuant to Article 3 of this Agreement, the Delegate and the Board agree that the following jurisdictions shall be added to Appendix A:



         Bermuda, Bulgaria, Kazakhstan and Ukraine.






Investors Bank & Trust Company


By:  ___________________________________

Name:

Title:


TIFF Investment Program, Inc.


By:____________________________________

Name:

Title:




DATE:  ______________________________



                              APPENDIX C

             Additional Factors and Criteria To Be Applied
            In the Selection of Eligible Foreign Custodians
           That Are Banking Institutions or Trust Companies


         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, the Delegate shall consider the following factors, if such information is available (check all that apply):



_________         None


_________         Other (list below):




                              APPENDIX D

                 Additional Factors and Criteria To Be
             Applied in the Selection of Eligible Foreign
              Custodians that are Securities Depositories

         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are Securities Depositories, the Delegate shall consider the following factors, if such information is available:



                  1.       Whether use is voluntary or compulsory

                  2.       Ownership

                  3.       Operating history

                  4.       Established rules, practices and procedures

                  5.       Membership

                  6.       Financial strength

                  7.       Governing regulatory body




                              APPENDIX E

                  Factors and Criteria To Be Applied
           In the Establishing Systems For the Monitoring of
               Foreign Custody Arrangements and Contracts


         In   establishing   systems  for  the  Monitoring  of  foreign  custody
arrangements and contracts with Eligible Foreign Custodians, the Delegate shall consider the following factors, if such information is available:

1.       Operating performance

2.       Established practices and procedures

3.       Relationship with market regulators

4.       Contingency planning





                                                    APPENDIX F

                                        Information Regarding Country Risk


         To aid the Board in its determinations regarding Country Risk, the Delegate will furnish the Board annually with respect to the jurisdictions specified in Article 3, the following information:



1.       Copy of Addenda or Side Letters to Subcustodian Agreements

2.       Legal Opinion, if available, with regard to:

a)       Access to books and records by the Fund's accountants

b)       Ability to recover assets in the event of bankruptcy of a custodian

c)       Ability to recover assets in the event of a loss

d)       Likelihood of expropriation or nationalization, if available

e)       Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Summary of Central Depository Information

6.       Country Profile Matrix containing market practice for:

a)       Delivery versus payment

b)       Settlement method

c)       Currency restrictions

d)       Buy-in practice

e)       Foreign ownership limits

f)       Unique market arrangements




                                                    APPENDIX G
                                            Authorized Representatives


The names and addresses of each party's authorized representatives are set forth below:

         A.  Board


         With a copy to:



         B.  Delegate

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  _______________, Director, Client Management
                  Fax:  (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  John E. Henry, General Counsel
                  Fax:  (617) 946-1929